Exhibit 4.1
Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made.

SECOND AMENDMENT TO THE AMENDED AND RESTATED WARRANT
TO PURCHASE CLASS A COMMON STOCK
This Second Amendment to the Amended and Restated Warrant to Purchase Class A Common Stock (this “Second Amendment”) is entered into as of November 2, 2025 (the “Second Amendment Effective Date”), by and between Affirm Holdings, Inc., a Nevada corporation (the “Company”) and Amazon.com Services LLC, a Delaware limited liability company (“Warrantholder”).
BACKGROUND
WHEREAS, the parties previously entered into an Amended and Restated Warrant to Purchase Class A Common Stock dated October 27, 2023, as amended by that certain First Amendment to the Amended and Restated Warrant to Purchase Class A Common Stock dated July 29, 2024, with original issue date of November 10, 2021, whereby Warrantholder holds a warrant to purchase 15,000,000 shares of Class A Common Stock of the Company (the “A&R Second Warrant”); and
WHEREAS, the parties wish to amend the A&R Second Warrant as set forth in this Second Amendment.
    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and further good and valuable consideration, the parties agree to amend the A&R Second Warrant as follows:
1.    Existing Definitions. Terms used herein without further definition shall have the same meanings ascribed to them as in the A&R Second Warrant.
2.    Amendments.
2.1    The definition of “Exercise Price,” as set forth in Section 1 (Definitions) of the A&R Second Warrant, is hereby amended and restated as follows:
““Exercise Price” means, with respect to a Warrant Share that vested pursuant to (i) New Users Acquired (as defined in Annex C) prior to February 1, 2026, $100.00, and (ii) New Users Acquired on or after February 1, 2026, $63.06.”
2.2    The first paragraph of Annex C of the A&R Second Warrant is hereby amended and restated as follows:
“For [***] New Users Acquired prior to November 9, 2028, [***] will vest; provided, that, for purposes of this clause, the vesting shall occur quarterly for each calendar quarter beginning with the calendar quarter ended December 31, 2021 and ending with the calendar quarter ended December 31, 2028, and such Warrant Shares shall become exercisable with respect thereto, on the date that the Company delivers (with such delivery to occur no later than [***] after the end of the applicable calendar quarter) to Amazon (as defined in the Commercial Agreement) an executed vesting confirmation letter with respect to the (i) number of New Users Acquired in the applicable calendar quarter and (ii) number of Warrant Shares that vested in such applicable calendar quarter based on the number of New Users Acquired as set forth in such vesting confirmation letter.”
2.3    The definition of “New User Acquired,” as set forth on Annex C of the A&R Second Warrant, is hereby amended and restated as follows:
““New User Acquired” means either an (A) Approved Customer whose Program Credit is the first with respect to the Amazon Site and any Additional Sites, (B) Applying Beneficial Owner with respect to any Approved Business Customer whose Business Program Credit (as jointly obtained by such Applying Beneficial Owner and Approved Business Customer) is the first with respect to the Amazon Business Site [***]. For the avoidance of doubt, if any individual satisfies the criteria in more than one of the foregoing clauses (A), (B) [***], then such individual shall be counted as only one New User Acquired.”

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2.4    The following definitions are hereby added to Annex C of the A&R Second Warrant in the appropriate alphabetical order:
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“BNPL Product” means an unsecured closed-end installment loan marketed and offered to consumers for the purpose of financing a specific purchase, repaid in installments during a term.

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3.    [***]
4.    Miscellaneous.
4.1    Effectiveness; No Other Modification. This Second Amendment is effective as of the Second Amendment Effective Date. Except as modified in this Second Amendment, all of the terms and conditions of the A&R Second Warrant remain unchanged and in full force and effect. In the event of any conflict between the terms of the A&R Second Warrant and those in this Second Amendment, the terms of this Second Amendment shall govern with respect to the subject matter hereof. Any future reference to the Warrant shall be deemed to be a reference to the Warrant as modified by this Second Amendment.
4.2    Governing Law and Jurisdiction. Section 13 (Governing Law and Jurisdiction) of the A&R Second Warrant is hereby incorporated by reference in its entirety with respect to governing, construing, and enforcing this Second Amendment.
4.3    Counterparts. This Second Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The parties may execute and deliver signatures to this Second Amendment electronically, including by facsimile or portable document format (PDF) file.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to be effective as of the Second Amendment Effective Date.

AFFIRM HOLDINGS, INC.

By: /s/ Rob O’Hare
Name:    Rob O’Hare
Title:    Chief Financial Officer

AMAZON.COM SERVICES LLC

By: /s/ Cem Sibay
Name:    Cem Sibay
Title:    Authorized Signatory

[Signature Page to Second Amendment to the Amended and Restated Warrant to Purchase Class A Common Stock]